UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2010

RBS GLOBAL, INC.	REXNORD LLC
(Exact name of Registrant as specified in its charter)	(Exact name of Registrant as specified in its charter)

Delaware	Delaware
(State of Incorporation)	(State of Incorporation)

333-102428-08	033-25967-01

(Commission File Numbers)

01-0752045	04-3722228
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

4701 Greenfield Avenue Milwaukee, Wisconsin (Address of principal executive offices)	53214 (Zip Code)

(414) 643-3000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

1.	Indenture and 8.50% Senior Notes due 2018

On April 28, 2010, RBS Global, Inc. (“RBS Global”) and Rexnord LLC (“Rexnord” and, together with RBS Global, the “Companies”) issued $1,145,000,000 in aggregate principal amount of 8.50% Senior Notes due 2018 (the “8.50% Notes”), which mature on May 1, 2018, pursuant to an indenture, dated as of April 28, 2010, by and among the Companies, the guarantors named therein (the “Guarantors”), and Wells Fargo Bank, National Association, as trustee (the “Indenture”).

The Companies will pay interest on the 8.50% Notes at 8.50% per annum, semiannually to holders of record at the close of business on April 15 or October 15 immediately preceding the interest payment date on May 1 and November 1 of each year, commencing on November 1, 2010.

The Companies may redeem the 8.50% Notes, in whole or part, at any time prior to May 1, 2014, at a price equal to 100% of the principal amount of the 8.50% Notes redeemed plus accrued and unpaid interest to the redemption date and a “make-whole premium.” The Companies may redeem the 8.50% Notes, in whole or in part, on or after May 1, 2014, at the redemption prices set forth in the Indenture. At any time (which may be more than once) on or prior to May 1, 2013, the Companies may choose to redeem up to 35% of the principal amount of the 8.50% Notes at a redemption price equal to 108.500% of the face amount thereof with the net proceeds of one or more equity offerings so long as at least 65% of the aggregate principal amount of the 8.50% Notes issued remains outstanding afterwards.

The Indenture contains covenants that limit the Companies’ ability (and their restricted subsidiaries’ ability) to, among other things: (i) incur or guarantee additional indebtedness or issue certain preferred shares; (ii) pay dividends and make certain other restricted payments; (iii) create restrictions on the payment of dividends or other distributions to the Companies from their restricted subsidiaries; (iv) create liens on certain assets to secure debt; (v) make certain investments; (vi) engage in transactions with affiliates; (vii) engage in sales of assets and subsidiary stock; and (viii) transfer all or substantially all of their assets or enter into merger or consolidation transactions. The Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and other monetary obligations on all the then outstanding 8.50% Notes to be due and payable immediately.

2.	Registration Rights Agreement

On April 28, 2010, in connection with the issuance of the 8.50% Notes, the Companies and the Guarantors entered into a registration rights agreement (the “Registration Rights Agreement”) with Credit Suisse Securities (USA) LLC, Banc of America Securities LLC and Goldman, Sachs & Co., as the initial purchasers of the 8.50% Notes.

Subject to the terms of the Registration Rights Agreement, the Companies and the Guarantors will use their commercially reasonable efforts to register with the Securities and Exchange Commission notes having substantially identical terms as the 8.50% Notes as part of offers to exchange freely tradable exchange notes for 8.50% Notes within 365 days after the closing date of the issuance of the 8.50% Notes. The Companies will use their commercially reasonable efforts to cause the exchange offer to be completed on the earliest practicable date after the exchange offer registration statement has become effective.

If the Companies fail to meet certain targets with respect to the registration of the 8.50% Notes (a “registration default”), the annual interest rate on the 8.50% Notes will increase by 0.25%. The annual interest rate on the 8.50% Notes will increase by an additional 0.25% for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 1.0% per year over the applicable interest rate. If the registration default is corrected, the applicable interest rate will revert to the original level.

The foregoing summary is qualified entirely by reference to the Indenture and the Registration Rights Agreement, attached hereto as Exhibits 4.1 and 4.2 respectively, and incorporated by reference.

Section 2—Financial Information

Item 2.03	Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01	Other Events

On April 28, 2010, pursuant to their previously announced tender offers and consent solicitations, the Companies announced that they exercised their right to accept for early payment all (i) 9.50% Senior Unsecured Notes due 2014 (the “2006 9.50% Notes”), (ii) 9.50% Senior Unsecured Notes due 2014 (the “2009 9.50% Notes”) and (iii) 8.875% Senior Unsecured Notes due 2016 (the “8.875% Notes,” and together with the 2006 9.50% Notes and the 2009 9.50% Notes, the “Notes”) tendered prior to 10:30 a.m., New York City time on such date. Pursuant to the terms of the Offer to Purchase and Consent Solicitation Statement dated April 7, 2010 (the “Offer to Purchase”), the Companies have accepted for purchase (i) $794,142,000 aggregate principal amount of the 2006 9.50% Notes, (ii) $196,257,000 aggregate principal amount of the 2009 9.50% Notes and (iii) $76,977,000 aggregate principal amount of the 8.875% Notes. In addition, the Companies announced that all conditions with respect to the tender offers for the Notes have been satisfied. Notwithstanding the Companies’ exercise of their early acceptance rights, each tender offer will remain open until 12:00 midnight, New York City time, on May 4, 2010 (the “Expiration Date”), unless extended.

Each holder who tendered its Notes and delivered consents to the proposed amendments prior to 5:00 p.m., New York City time, on April 20, 2010 (the “Consent Date”) will receive the total consideration of (1) $1,060.00 per $1,000 principal amount of 2006 9.50% Notes or 2009 9.50% Notes tendered, which includes $1,000.00 as the tender offer consideration and $60.00 as a consent payment; and (2) $1,052.50 per $1,000 principal amount of 8.875% Notes tendered, which includes $1,000.00 as the tender offer consideration and $52.50 as a consent payment. In addition, accrued interest up to, but not including, the applicable payment date of the Notes will be paid in cash on all tendered and accepted Notes. The holders who validly tender their Notes after the Consent Date but before the Expiration Date will only be eligible to receive tender offer consideration and will not receive the consent payment.

As previously announced, on April 20, 2010, the Companies entered into (i) a fifth supplemental indenture dated as of April 20, 2010 ( the “2006 Notes Supplemental Indenture”) to the indenture dated as of July 21, 2006, by and among the Companies, each of the guarantors party thereto, and Wells Fargo Bank, National Association, as trustee, pursuant to which the 2006 9.50% Notes were issued, (ii) a first supplemental indenture dated as of April 20, 2010 (the “2009 Notes Supplemental Indenture”) to the indenture dated as of April 29, 2009, by and among the Companies, each of the guarantors party thereto, and Wells Fargo Bank, National Association, as trustee, pursuant to which the 2009 9.50% Notes were issued and (iii) a fourth supplemental indenture dated as of April 20, 2010 (the “2007 Notes Supplemental Indenture” and together with the 2006 Notes Supplemental Indenture and the 2009 Notes Supplemental Indenture, the “Supplemental Indentures”) to the indenture dated as of February 7, 2007, by and among the Companies, each of the guarantors party thereto, and Wells Fargo Bank, National Association, as trustee, pursuant to which the 8.875% Notes were issued. The terms of the Supplemental Indentures which eliminate substantially all of the material restrictive covenants, eliminate or modify certain events of default and eliminate or modify related provisions in the indentures governing the Notes became operative on April 28, 2010 upon the acceptance for payment by the Companies of the Notes tendered in connection with the tender offers.

The complete terms and conditions of the tender offers and consent solicitations for the Notes are detailed in the Offer to Purchase and the related Consent and Letter of Transmittal (the “Tender Offer Documents”). The tender offers and consent solicitations are being made only through, and subject to the terms and conditions set forth in, the Tender Offer Documents and related materials.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

4.1	Indenture, dated as of April 28, 2010, by and among RBS Global, Inc., Rexnord LLC, the guarantors named therein and Wells Fargo Bank, National Association, as trustee.

4.2	Registration Rights Agreement, dated as of April 28, 2010, by and among RBS Global, Inc., Rexnord LLC, the subsidiaries of RBS Global, Inc. party thereto, Credit Suisse Securities (USA) LLC, Banc of America Securities LLC and Goldman, Sachs & Co.

SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, as amended, Rexnord LLC has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 28th day of April, 2010.

REXNORD LLC

By:	/s/ Patricia Whaley
Patricia Whaley
Vice President, General Counsel and Secretary

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, as amended, RBS Global, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 28th day of April, 2010.

RBS GLOBAL, INC.

By:	/s/ Patricia Whaley
Patricia Whaley
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated as of April 28, 2010, by and among RBS Global, Inc., Rexnord LLC, the guarantors named therein and Wells Fargo Bank, National Association, as trustee.

4.2	Registration Rights Agreement, dated as of April 28, 2010, by and among RBS Global, Inc., Rexnord LLC, the subsidiaries of RBS Global, Inc. party thereto, Credit Suisse Securities (USA) LLC, Banc of America Securities LLC and Goldman, Sachs & Co.